                                                                     EXHIBIT 2.1

                              INFORMATION STATEMENT

                                 QUEST NET CORP.
                      1250 EAST HALLANDALE BLVD., SUITE 502
                              HALLANDALE, FL 33009


May 15, 2001


Dear Quest Net Corp. Shareholder:


         I am pleased to inform you that the Board of Directors of Quest Net Corp. has approved a distribution to holders of our common stock. Quest Net Corp. intends to distribute all of the outstanding shares of common stock of GlobalBot's subsidiary, GlobalBot, Corp ("GlobalBot") held by Quest Net Corp. Quest Net Corp. currently owns approximately 80% of the outstanding shares of GlobalBot. GlobalBot provides or will provide E-commerce services, primarily in the area of sites for the sale of airplanes, yachts, motorbikes, and cars on the Internet.


         The distribution of the spin-off shares will be made on or before June 1, 2001 to holders of record of Quest Net Corp. common stock as of May 1, 2000. Pursuant to the Spin-off, you will receive one share of GlobalBot common stock for every four shares of Quest Net Corp. common stock you hold on the record date. Holders of Quest Net Corp. common stock on the record date are not required to take any action to participate in the Spin-off.


         We believe that the Spin-off will meaningfully enhance value for Quest Net Corp. stockholders and will give GlobalBot the financial and operational flexibility to take advantage of significant growth opportunities in the E-commerce business. We believe that separating the two companies will enhance the ability of each of Quest Net and GlobalBot to focus on strategic initiatives and new business opportunities, as well as to improve cost structures and operating efficiencies and to design equity-based compensation programs targeted to its own performance. In addition, we expect that the transition to an independent company will heighten GlobalBot's management's focus, provide GlobalBot with greater access to capital, and allow the investment community to better measure GlobalBot's performance relative to its peers.

         The enclosed Information Statement explains the proposed distribution in detail and provides important financial and other information regarding GlobalBot. We urge you to read this Information Statement carefully. A shareholder vote is not required in connection with the Spin-off and, accordingly, your proxy is not being sought. We thank you for your continued support.

Very truly yours,
Quest Net Corp.

/s/ Charles Wainer
President and Acting Chief Executive Officer

          DEFINITIVE INFORMATION STATEMENT RELATING TO THE SPIN-OFF OF
                      GLOBALBOT CORP. FROM QUEST NET CORP.


                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)


DATED MAY 15, 2001


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM 10-SB RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES WILL NOT BE ISSUED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY INFORMATION STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES.

         Quest Net Corp. is sending you this information statement to describe the pro rata distribution to Quest Net stockholders of approximately 80% of the outstanding common stock of GlobalBot Corp. In this distribution, you will receive one share of GlobalBot common stock, for every four shares of Quest Net common stock that you held at the close of business on May 1, 2000. See "Questions and Answers About the Spin-off" beginning on page 1.

         GlobalBot is currently an 80% owned subsidiary of Quest Net Corp. and is a provider of Internet content, E-commerce and search engine development. See "Business" beginning on page 23.


         The distribution of GlobalBot shares will be effected on or before June 1, 2001. You do not have to take any action to receive your GlobalBot shares. You will not be required to pay anything or to surrender your GlobalBot shares. The number of Quest Net Corp. shares that you own will not change because of the Spin-off.


         There is no current public trading market for the GlobalBot shares, although a trading market may develop subsequent to completion of the Spin-off. After completion of the "spin-off", we will seek to have our common stock approved for quotation on the Nasdaq OTCBB. See "The Spin-off" beginning on page
14. If you have any questions regarding the spin-off, you may contact Rebecca J. Del Medico, Esq. at 6281 Floridian Circle, Lake Worth, Florida 33463 or by telephone at (561) 964-6622.

NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE SPIN-OFF. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR YOUR SHARE CERTIFICATES.


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THIS INFORMATION STATEMENT BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS INFORMATION STATEMENT OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.


THE DATE OF THIS INFORMATION STATEMENT IS MAY 15, 2001

                                 GLOBALBOT, CORP
                              INFORMATION STATEMENT
                                TABLE OF CONTENTS



                                                                          Page
                                                                          ----
Questions And Answers About The Spin-off................................   1
Summary.................................................................   4
Summary Financial Data..................................................   7
Risk Factors............................................................   8
The Spin-off ...........................................................  14
Material Federal Income Tax Consequences................................  15
Capitalization..........................................................  16
Selected Financial Information..........................................  17
Management's Discussion And Analysis Of Financial Condition
  And Results Of Operations.............................................  18
Business................................................................  23
Management..............................................................  25
Principal Shareholders..................................................  27
Certain Transactions....................................................  28
Description Of Securities...............................................  29
Dividend Policy.........................................................  30
Indemnification Of Directors And Officers...............................  30
Where You Can Find More Information.....................................  31
Experts.................................................................  31
Legal Matters...........................................................  31
Report Of Independent Certified Public Accountants......................  F-2
Financial Statements....................................................  F-3

                    QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

         The following section answers various questions that you may have with respect to the pro rata distribution to Quest Net Corp. stockholders of approximately 80% of the outstanding shares of GlobalBot common stock. We refer to this distribution in this document as the "Distribution".

Q:       WHY IS QUEST NET CORP. EFFECTING THE SPIN-OFF?

A:       Quest Net Corp.'s board of directors and management believe that the
Spin-off is in the best interests of Quest Net Corp., GlobalBot, and Quest Net Corp. stockholders. Quest Net Corp.'s' board of directors and management believe that separating GlobalBot from the rest of Quest Net Corp.'s businesses will allow both GlobalBot and Quest Net Corp. to focus on their respective businesses and provide them with the flexibility to pursue different strategies and react quickly to changing market environments. GlobalBot's business is a distinct business with significant differences from Quest Net Corp.'s other operations with respect to its markets, capital needs and plans for growth. Quest Net Corp.'s board of directors and management believe that the Spin-off will enhance the ability of each of GlobalBot and Quest Net Corp. to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, Quest Net Corp.'s' board of directors expects that the transition to an independent company will heighten GlobalBot management's focus, provide GlobalBot with greater access to capital, and allow the investment community to measure GlobalBot's performance relative to its peers. For a more detailed discussion of the reasons for the Spin-off, see "The Spin-off -- Reasons for the Spin-off" beginning on page 14.

Q:       WHEN WILL THE SPIN-OFF OCCUR?


A:       We currently anticipate completing the Spin-off on or before June 1,
2001.



Q:       WHAT BUSINESS WILL GLOBALBOT CONDUCT FOLLOWING THE SPIN-OFF?

A:       After the Spin-off, GlobalBot will continue operating its current business. See "Summary -- GlobalBot's Business" on page 5, "The Spin-off -- Results of the Spin-off", beginning on page 14, and "Our Business" beginning on page 23.

Q: WHAT WILL HAPPEN TO QUEST NET CORP. AND MY EXISTING QUEST NET CORP. COMMON STOCK?

A:       Quest Net Corp. will continue to own and operate its other business.
Quest Net Corp. stock will continue to trade on the Nasdaq OTCBB under the symbol "QNET". The spin-off will not affect the number of outstanding shares of Quest Net Corp. stock or any rights of Quest Net Corp. shareholders.

Q:       WHAT WILL I RECEIVE AS A RESULT OF THE SPIN-OFF?

A:       For every four shares of Quest Net Corp. common stock that you owned of record on May 1, 2000, you will receive one share of GlobalBot common stock. For example, if you owned 400 shares of Quest Net Corp. common stock on May 1, 2000, you will receive 100 shares of GlobalBot common stock.


Q:       WHAT DO I HAVE TO DO TO RECEIVE MY GLOBALBOT SHARES?


A:       Nothing. If you are a record holder of Quest Net Corp. stock, you will receive from GlobalBot's transfer agent shortly after June 1, 2001 a certificate for the GlobalBot shares distributed to you. If you are not a record holder of Quest Net Corp. stock because your stockbroker or other nominee holds such shares on your behalf, your GlobalBot share certificates will be issued in street name and forwarded to your brokerage firm or nominee on or about June 1, 2001. It is the responsibility of you brokerage firm or nominee to credit your account.


Q:       WHEN WILL I RECEIVE MY GLOBALBOT SHARES?


A:       If you hold your Quest Net Corp. shares in your own name, your certificates will be mailed to you on or about June 1, 2001. You should allow several days for the mail to reach you.


         If you hold your Quest Net Corp. shares through your stockbroker, bank or other nominee, you are probably not a stockholder of record and your receipt of GlobalBot shares depends on your arrangements with the nominee that holds your Quest Net Corp. shares for you. You should check with your stockbroker, bank, or other nominee. See "The Spin-off -- Manner of Effecting the Spin-off" on page 14.

Q:       HOW WILL THE SPIN-OFF AFFECT THE MARKET PRICE OF MY QUEST NET CORP.
         SHARES?

A:       Following the Spin-off, Quest Net Corp. shares will continue to be listed and traded on the OTCBB under the symbol "QNET". Because of the Spin-off, the trading price of Quest Net Corp. shares immediately following the Spin-off will likely be lower than immediately prior to the Spin-off. Until the market has fully analyzed the operations of Quest Net Corp. without the operations of GlobalBot, the price of Quest Net Corp. shares may fluctuate significantly. See "The Spin-off -- Trading of Our Common Stock" beginning on page 14.

Q:       WHERE WILL MY GLOBALBOT SHARES BE TRADED?

A:       There is no current public trading market for the GlobalBot shares, although a trading market may develop subsequent to completion of the Spin-off. After completion of the spin-off, we will seek to have the GlobalBot common stock approved for quotation on the Nasdaq OTCBB. See " The Spin-off -- Trading of Our Common Stock" beginning on page 14.

Q:       WHAT IF I SOLD MY QUEST NET CORP. SHARES AFTER MAY 1, 2000?

A:       If you were a holder of record or, if the shares were held by a nominee, for your benefit, on May 1, 2000, you are entitled to receive the GlobalBot distribution.


Q:       WILL GLOBALBOT PAY DIVIDENDS?

A:       We do not expect to pay cash dividends on our stock for the foreseeable future. The declaration and payment of dividends is at the discretion of GlobalBot's board of directors and will be subject to GlobalBot's financial results and the availability of surplus funds to pay dividends. The amount of quarterly cash dividends, if any, will depend on a number of factors, including GlobalBot's financial condition, capital requirements, results of operations, future business prospects and other factors GlobalBot's board of directors may deem relevant. No assurance can be given that GlobalBot will pay any dividends. See "Risk Factors -- Absence of Dividends" on page 12 and "Dividend Policy" on page 30.


Q:       WILL I HAVE TO PAY TAXES ON THE GLOBALBOT SHARES THAT I RECEIVE?

A:       Alberni & Alberni, P.A., independent certified public accountants, has issued an opinion to the effect that the Spin-off will be tax-free to Quest Net Corp. shareholders and to Quest Net Corp. for federal income tax purposes. If you have any questions, please consult your tax advisor. See "Risk Factors -- "Creditors of Quest Net Corp. At The Time of the Spin-off May Challenge the Spin-off" on page 8, and "The Spin-off -- Material Federal Income Tax Consequences of the Spin-To Quest and Quest Shareholders" beginning on page 15.


Q: WILL THERE BE ANY CHANGE IN THE UNITED STATES FEDERAL TAX BASIS OF MY QUEST NET CORP. SHARES AS A RESULT OF THE SPIN-OFF?

A:       Yes, your tax basis in your Quest Net Corp. shares will be reduced. You will need to consult you tax advisor to help you calculate the adjusted tax basis for your Quest Net Corp. shares, as well as the tax basis for your GlobalBot shares. See "The Spin-off -- Federal Income Tax Consequences of the Spin-off To Quest and Quest Shareholders" beginning on page 17.


Q:       WHERE CAN I GET MORE INFORMATION?

A:       If you have any questions relating to the Spin-off, the mechanics of the Spin-off and the delivery of account statements or the trading of Quest Net Corp. or GlobalBot shares prior to the Spin-off, you can contact:

                                   Rebecca J. Del Medico, Esq.
                                   6281 Floridian Circle
                                   Lake Worth, Florida 33463
                                   (561) 964-6622
         After the Spin-off, GlobalBot stockholders with inquiries relating to the Spin-off can contact:

                                   GlobalBot Corp.
                                   1250 East Hallandale Blvd., Suite #602,
                                   Hallandale, Florida 33009

                                   Or by Email investor@globalbotcorp.com

                                     SUMMARY

         This summary highlights selected information contained elsewhere in this document. It is not complete and may not contain all of the information that is important to you. To better understand the Spin-off and GlobalBot, you should read this entire document carefully, including the risks described beginning on page 8 and the Consolidated Financial Statements and the notes thereto beginning on page F-1.

         This information statement contains certain "forward-looking statements" concerning our operations, performance, and financial condition, including our future economic performance, plans, and objectives and the likelihood of success in developing and expanding our business. These statements are based upon a number of assumptions and estimates, which are subject to significant uncertainties, many of which are beyond our control. The words "may", "would", "could", "will", "expect", "anticipate", "believe", "intend", "plan", "estimate", and similar expressions are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to; those set forth in the section entitled "Risk Factors". These forward-looking statements reflect our views only as of the date of this information statement. We undertake no obligation to update such statements or publicly release the result of any revisions to these forward-looking statements, which we may make to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law.

WHY WE SENT THIS DOCUMENT TO YOU

         Quest Net Corp. sent you this document because you were an owner of Quest common stock on May 1, 2000. This entitles you to receive a pro rata distribution of one share of common stock of GlobalBot Corp. which is currently an 80% owned subsidiary of Quest, for every four Quest shares you owned on that date. We refer to this distribution in this document as the "Distribution". No action is required on your part to participate in the Spin-off and you do not have to pay cash or other consideration to receive your GlobalBot shares.

         This document describes GlobalBot's business, the relationship between Quest and GlobalBot, and how this transaction benefits Quest and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the GlobalBot shares that you will receive in the Spin-off. You should be aware of certain risks relating to the Spin-off and GlobalBot's business, which are described in this document beginning on page 8.

GLOBALBOT'S BUSINESS

         GlobalBot Corp. was incorporated in Florida on September 17, 1998, as a wholly owned subsidiary of Quest Net Corp. We are an E-commerce web site that sells advertising space on its web site to individuals and dealers who wish to sell their aircrafts.

         At present, we operate the Wingsonline.com web site. Wingsonline.com advertises an assortment of aircrafts for sale as well as other aviation services. Furthermore, we also offer our customers an option to have their own company banner or link ad created that can link to external sites or internal pages.

         GlobalBot is in the process of developing three additional distinct and unique web sites, Boatsonline, Carsonline and Motorbikesonline. These sites will be developed using the same business model as Wingsonline and will enable users to post, delete and change their advertisements while also having the opportunity to browse the site and obtain valuable information related to the industry of their choice. We anticipate that the Boatsonline, Carsonline and Motorbikesonline sites will be completed no later then December 2001.

         For the six months ended December 31, 2000 and the year ended June 30, 2000 we incurred losses of $54,263 and $39,362, respectively. We have generated only minimal revenues from operations to date and at December 31, 2000 had a working capital deficit of ($143.846).

ADDRESS AND TELEPHONE NUMBER

         Our principal executive offices are located at 1250 East Hallandale Blvd., Suite #602, Hallandale, Florida 33009. Our telephone number at that address is (954) 458-9490.

         All references to "we", "us", "our", "GlobalBot" or "the Company" in this information statement means GlobalBot, Corp.

THE SPIN-OFF:



COMPANY DOING THE SPIN-OFF:                          Quest Net Corp., a Florida corporation.

COMPANY RESULTING FROM THE SPIN-OFF:                 GlobalBot, Corp, a Florida corporation.

CONDITIONS TO THE SPIN-OFF:                          None

SPIN-OFF RATIO:                                      One share of our common stock for every four shares of
                                                     Quest Net Corp. common stock held of record on
                                                     the spin-off record date.

SPIN-OFF RECORD DATE:                                May 1, 2000 (5:00 p.m. Florida time).

SPIN-OFF DISTRIBUTION DATE:                          June 1, 2001.  The dividend agent will commence
                                                     mailing our common stock certificates on this date.

DIVIDEND AGENT:                                      The dividend agent is Florida Atlantic Stock Transfer,
                                                     Inc. The address and telephone number of the
                                                     dividend agent is 7130 Nob Hill Road, Tamarac,
                                                     Florida 33321, (954) 726-6305.

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES TO GLOBALBOT
SHAREHOLDERS:                                        Alberni & Alberni, P.A. has issued an opinion to
                                                     GlobalBot to the effect that, for federal
                                                     income tax purposes, the spin-off will qualify
                                                     as a tax-free distribution to the shareholders
                                                     of Quest Net Corp. under Section 355 of the
                                                     Internal Revenue Code. Therefore, you should
                                                     not incur federal income tax upon the receipt
                                                     of our common stock in the spin-off. See "The
                                                     Spin-off--Material Federal Income Tax
                                                     Consequences".

TRADING MARKET FOR
OUR COMMON STOCK:                                    We will seek to have our common stock approved for
                                                     quotation on the Nasdaq OTCBB after completion
                                                     of the spin-off. Prior to the spin-off, there
                                                     will be no public trading market for our common
                                                     stock. See "Risk Factors--An Active Trading
                                                     Market May Not Develop for Our Common Stock"
                                                     and "--Absence of Dividends" and "The
                                                     Spin-Off--Trading of Our Common Stock".

TRANSFER AGENT AND REGISTRANT
FOR OUR COMMON STOCK:                                Florida Atlantic Stock Transfer, Inc.,
                                                     7130 Nob Hill Road
                                                     Tamarac, Florida 33321, (954) 726-6305.



RELATIONSHIP BETWEEN QUEST NET
CORP. AND GLOBALBOT AFTER THE
SPIN-OFF:                                            After the spin-off, Quest Net Corp. and GlobalBot will
                                                     operate independently of each other as separate
                                                     public companies.


                             SUMMARY FINANCIAL DATA

         The summary financial data of GlobalBot set forth below is qualified in its entirety by, and should be read in conjunction with, the Financial Statements of GlobalBot, including the Notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this document. The income statement data for each of the two fiscal years ended June 30, 1999 and June 30, 2000 are derived from, and are qualified by reference to, the financial statements included elsewhere in this document that have been audited by Alberni & Alberni, P. A., GlobalBot's independent certified public accountants.

SELECTED INCOME STATEMENT DATA:



                                    Year Ended June 30                Six Months Ended December 31
                              -------------------------------        -------------------------------
                                 2000                1999                2000                1999
                              -----------         -----------        -----------         -----------
                                       (unaudited)                              (unaudited)
Revenue ..............        $   127,289         $   105,169        $    42,585         $    71,951

Total Expenses .......        $   166,651         $    97,786        $    93,579         $    74,491

Net Income (Loss) ....        $   (39,362)        $     7,383        $   (54,263)        $    (2,540)

Basic Earnings per
 Common Share ........        $      (.01)        $       *          $      (.01)        $       *

Basic weighted average
  common shares
  outstanding ........          7,331,816           7,331,816**        7,331,816           7,331,816**



* Less than $.01 per share
** Restated for 7.33 for 1 share stock split


SELECTED BALANCE SHEET DATA:




                                             June 30, 2000       December 31, 2000
                                            --------------       -----------------
                                                                    (unaudited)
Cash ..............................            $   7,385            $   7,700

Total Current Assets ..............            $  14,752            $  11,707

Total Assets ......................            $  66,325            $  63,329


LIABILITIES AND SHAREHOLDER EQUITY:

Current Liabilities ...............            $ 104,287            $ 155,553

Stockholders' Equity ..............            $  66,325            $ (92,224)

                                  RISK FACTORS

         You should carefully consider each of the following risks and all of the other information in this information statement. Some of the following risks relate principally to the spin-off while other risks relate principally to our business in general and the industry in which we operate. Finally, other risks relate principally to the securities markets and ownership of our common stock. If any of the following risks and uncertainties develops into actual events, our business, financial condition, or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline.

         This information statement contains forward-looking statements, which are Management's best good faith estimate of the condition and prospects of GlobalBot as of the date of this Information Statement. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks faced by us described below and elsewhere in this information statement.

                         RISKS RELATING TO THE SPIN-OFF

FEDERAL TAX CONSEQUENCES OF THE SPIN-OFF TO QUEST AND QUEST SHAREHOLDERS.

         Alberni & Alberni, P. A. has issued an opinion to GlobalBot to the effect that the spin-off will be tax-free to Quest Net Corp. and to Quest Net Corp. shareholders. We have not requested a ruling from the Internal Revenue Service relating to the tax consequences of the spin-off. Alberni & Alberni's opinion is not binding on the Internal Revenue Service or the courts. If it is determined that the spin-off is not a tax-free spin-off, then:

o Quest Net Corp. would recognize a gain equal to the excess of the fair market value of the GlobalBot common stock distributed to its shareholders over Quest Net's basis in the GlobalBot common stock; and

o Each U.S. holder of Quest Net common stock would be generally treated as if such shareholder had received a taxable dividend, to the extent of earnings and profits, in an amount equal to the fair market value of the GlobalBot common stock received.

THE COMBINED POST-SPIN-OFF VALUE OF QUEST NET CORP. AND GLOBALBOT SHARES MAY NOT EQUAL OR EXCEED THE PRE-SPIN-OFF VALUE OF QUEST NET CORP. SHARES.

         After the spin-off, we anticipate that shares of Quest Net Corp. common stock will continue to be traded on the Nasdaq OTCBB and we expect that shares of GlobalBot common stock will also be traded on the Nasdaq OTCBB. We cannot assure you that a market for GlobalBot stock will develop or that the combined trading prices of Quest Net Corp. common stock and GlobalBot common stock after the spin-off will be equal to or greater than the trading price of Quest Net Corp. common stock prior to the spin-off.

CREDITORS OF QUEST NET CORP. AT THE TIME OF THE SPIN-OFF MAY CHALLENGE THE SPIN-OFF.

         If a court in a lawsuit by an unpaid creditor or representative of creditors of Quest Net Corp., such as a trustee in bankruptcy, were to find that among other reasons, at the time of the spin-off, Quest Net Corp. or GlobalBot: was insolvent;

         o        Was rendered insolvent by reason of the spin-off;

         o Was engaged in a business or transaction for which GlobalBot's or
         o GlobalBot's remaining assets constituted unreasonably small capital; or
         o Intended to incur, or believed it would incur, debts beyond its ability to pay such debts as they matured.

         The court may be asked to void the spin-off (in whole or in part) as a fraudulent conveyance. The court could then require that the shareholders return some or all of the shares of GlobalBot common stock, or require Quest Net or GlobalBot, as the case may be, to fund certain liabilities of the other company for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, each of Quest Net Corp. and GlobalBot, as the case may be, would be considered insolvent if the fair value of its assets were less than the amount of its liabilities or if it incurred debt beyond its ability to repay such debt as it matures.

            RISK FACTORS RELATING TO OUR BUSINESS AND OUR SECURITIES

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

         Although we were incorporated in September 1998, we had no operations until January 1999, when we acquired Wings Online, Inc., an industry-specific aircraft E-commerce site. Quest Net's lack of financial and management resources, has hindered our growth and development. Due to our minimal operations, we have a limited history of addressing material risks in our business. As a new business, we are subject to all of the substantial risks inherent in the commencement of a new business enterprise. These include, but are not limited to, unexpected product development, marketing and customer support problems, increased competition and lack of credibility with customers and suppliers. There can be no assurance that we will be able to achieve market acceptance or that we will be able to generate the necessary revenues or prove to be profitable.

         Additionally, we have minimal business history that investors can analyze to help them decide whether or not to invest in us. Any investment in us should be considered a high-risk investment because investors will be placing their funds at risk in an unseasoned company with unforeseen costs, expenses and problems often experienced by small companies with limited operations. Potential investors should be aware of the difficulties encountered by any new enterprise in its early stages particularly companies in new and rapidly evolving markets such as online commerce. Set forth below is a brief summary of risks, expenses, and problems frequently encountered by companies such as GlobalBot.

         These risks are magnified by the fact that we are operating in the highly competitive E-commerce market. These risks include our potential inability to:

         o        Attract, retain and motivate qualified personnel;

         o        Expand our operations, sales and support staff;

         o        Obtain financing to expand our business;

         o        Increase the scale of our operations;

         o        Maintain sufficiently high employee utilization;

         o        Respond effectively to competitive pressures;

         o        Continue to develop and upgrade our services;

         o        Satisfy legal and regulatory requirements;

         o        Develop, retain and/or increase our customer base;

         o Anticipate and adapt to a developing market; and the level of use of the Internet and online services for the purchase, sale and resale of consumer products.
         o Introduce and develop different or more extensive electronic-commerce networks than our direct and indirect competitors, particularly in light of the fact that most of such competitors are much larger and have greater financial, technical, and marketing resources than we do.

         To address these risks we must, among other things, develop, maintain and increase our customer base, continue to develop and upgrade our technology, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance we will be successful in addressing such risks, and any failure to do so could have a material adverse effect on our business, results of operations and financial condition. For more information about GlobalBot, and its financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", and "Financial Statements".

WE HAVE HAD HISTORY OF LIMITED REVENUES AND THIS MAY CONTINUE TO BE THE CASE.


            For the six months ended December 31, 2000 and the year ended June 30, 2000 we incurred losses of $54,263 and $39,362, respectively. We have generated only minimal revenues from operations to date and at December 31, 2000 had a working capital deficit of ($143.846). At present, our monthly expenses are greater than our revenue. Unless we can structure and implement a marketing plan, complete our new web sites, and increase our customer base, this working capital deficit will continue. If we continue to generate losses without obtaining additional funding, our ability to implement our plan of operations may be adversely affected. We may be forced to severely limit or cease operations.

IF WE RAISE ADDITION CAPITAL THROUGH THE ISSUANCE OF EQUITY OR CONVERTIBLE DEBT, YOUR PROPORTIONATE INTEREST WILL BE DILUTED.

            We will need more working capital to expand our operations. If we raise additional capital by issuing equity or convertible debt securities, the percentage ownership of our then-current stockholders will be reduced, and such securities may have senior rights, preferences, or privileges. senior to those of our current stockholders.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON THE MOST FAVORABLE TERMS OR AT ALL.


         Our current monthly expense, which includes all costs, selling, advertising, general, and administrative, is approximately $12,830, while our monthly revenue is only approximately $6,500. We will need $75,960 over the next twelve months to operate our company, plus an additional $67,500 for capital expenditures. Our capital expenditures include $37,500 the cost to fully develop the following web sites: Boats Online, Cars Online and Motor Bikes Online and $30,000 for additional personnel. About 50 percent of the cash used in our operations is primarily derived from the sale of advertising space on our website, wingsonline.com. We have been relying on the proceeds of private debt financing to fund our working capital deficit and will continue to do so until we can implement a sales and marketing program to increase our customer base.


         We may not be able to obtain additional financing on favorable terms, or at all, which will limit our ability to:

         o        Expand.

         o        Take advantage of unanticipated opportunities,

         o        Develop or enhance services. or

         o        Otherwise respond to competitive pressures.

           This limitation could harm our business and decrease the value of the shares or cause us to go out of business. If we are unable to continue our operations, your entire investment in us will be lost. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources" for a discussion of our working capital and capital expenditures.

IF USE OF THE INTERNET DOES NOT GROW, OUR BUSINESS COULD BE HARMED.

         Our success is highly dependent upon continued growth in the use of the Internet generally. Internet use by consumers is in an early stage of development, and market acceptance of the Internet as a medium for content, advertising and electronic commerce is highly uncertain. A number of factors may inhibit the growth of Internet usage, including:

         o        Inadequate network infrastructure,

         o        Security concerns;

         o        Inconsistent quality of service, and

         o        Limited availability of cost-effective, high-speed access.

If these or any other factors cause use of the Internet to slow or decline, our results of operations could be adversely affected.

OUR ARTICLES OF INCORPORATION ALLOW AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK/BARRIERS TO TAKEOVER.

         Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights, and preferences as the Board of Directors may determine from time to time. Accordingly, the board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common shareholder's interest and depress the price of our common stock. In addition, issuance of the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of GlobalBot See "Description of Securities"

WE HAVE LIMITED MARKETING AND SALES CAPABILITY.

         Because of our limited working capital in the past, we have not had the resources to develop a marketing and sales force. In order to increase our revenues, we will have to develop a marketing and sales force with technical expertise and marketing capability. There can be no assurance that we will be able to establish such sales force or that we will be successful in gaining market acceptance for our services. There can be no assurance that we will be able to obtain and retain a qualified Director of Sales, further develop our sales force or obtain and retain qualified sales personnel on acceptable terms, if at all or that any of our proposed marketing schedules or plans can or will be met. To the extent that we arrange with third parties to market our services, the success of such products may depend on the efforts of such third parties See "Business-Sales and Marketing".

ANTI-TAKEOVER MEASURES IN OUR CERTIFICATE OF INCORPORATION COULD ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF THE COMMON STOCK.

         Our Certificate of Incorporation authorizes anti-takeover measures like the authority to issue "blank check" preferred stock. Those measures could have the effect of delaying, deterring, or preventing a change in control without any action by the shareholders. In addition, issuance of preferred stock, without shareholder approval, on such terms as the board of directors may determine, could adversely affect the voting power of the holders of the common stock, including the loss of voting control to others. See "Description of Securities".

OUR DATA CENTERS AND THE NETWORKS ON WHICH WE RELY ARE SENSITIVE TO HARM FROM HUMAN FACTIONS AND NATURAL DISASTERS. ANY RESULTING DISRUPTION COULD SIGNIFICANTLY DAMAGE OUR BUSINESS AND REPUTATION.
         Our ability to provide reliable service largely depends on the performance and security of our provider's data centers equipment and the network infrastructure on which we rely. Our E-commerce site and our customers' information are subject to damage and unauthorized access from human error and tampering, breaches of security, natural disasters, power loss, capacity limitations, software defects, telecommunications failures, intentional acts of vandalism, including computer viruses, and other factors that have caused, and will continue to cause, interruptions in service or reduced capacity for our customers.
         Despite precautions we have taken and plan to take, the occurrence of a security breach, a natural disaster, interruption in service or other unanticipated problems could seriously damage our business and reputation and cause us to lose customers. Additionally, the time and expense required to eliminate computer viruses and alleviate other security problems could be significant and could impair our service quality.

         We could not provide adequate service to our customers if we were unable to secure sufficient network capacity to meet our future needs on reasonable terms or at all.

         At present, our business, in large part, depends on Internet network access services we receive from others. Any disruption of these services or their inability to maintain their peering relationships could be costly and harmful to our business.

WE ARE DEPENDENT ON OUR SUPPLIERS.
         We rely on third-party networks, local telephone companies, and other companies to provide data communications capacity. Bell South provides us with Internet DSL connection, Local Link hosts our server and Sprint provides local and long distance services. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could harm our business and have an adverse effect on our operating results.

THERE IS INTENSE COMPETITION IN THE E-COMMERCE MARKET.

         The Internet E-commerce market is relatively new, intensely competitive, and rapidly changing. We expect competition to continue and intensify which may adversely affect our ability to maintain or increase our market share. To be competitive, we must respond effectively to our competitors' innovations by continuing to enhance our services, and expand our sales channels. Any pricing pressures, reduced margins, or loss of market share resulting from our failure to compete effectively could materially adversely affect our business. Furthermore, we believe the barriers to entry into our markets are relatively low, which enable new competitors to offer competing services. Current or future competitors may develop or offer services that are comparable or superior to ours at a lower price, which could result in a decrease in our revenues and the value of your investment. Many of our current and potential competitors have longer operating histories and substantially greater financial, marketing, technical, and other resources than us. Such competitors may attempt to increase their presence in our markets by offering new or improved services to our customers or increasing their efforts to gain and retain market share through competitive pricing.
WE MAY BE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS.

         The Securities Exchange Commission (the "Commission") has adopted regulations, which generally define Penny Stocks to be an Equity Security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. There is presently no trading market for our common stock. If, once a market develops, our stock has a market price less than $5.00 per share; it will be designated as a Penny Stock.
         Such a designation requires any broker or dealer selling such securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase such securities. These rules may restrict the ability of Broker / Dealers to sell our common stock and may affect the ability of Investors to sell their shares.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR OUR COMMON STOCK.
         There is no public market for our common stock. We are seeking to have our common stock included for quotation on the Nasdaq OTCBB. We cannot assure you that an active trading market in the common stock will develop or, if one develops, that it will be sustained. Until the time that the spin-off has been completed, our common stock is fully distributed, our common stock is listed on the OTCBB, and an orderly market develops, various conditions may adversely affect the trading price of our common stock. These conditions include, among others, investor perception about us, and general economic and market conditions.

OUR STOCK PRICE MAY BE VOLATILE.

         If a trading market develops, the market price of our common stock may be volatile as the stock market in general has been volatile. In addition, the stock prices for many technology and Internet-related companies have experienced wide fluctuations, which often have been unrelated to operating performance. Investors may not be able to resell their shares of common stock at acceptable prices following periods of volatility because of the market's adverse reaction to such volatility. Factors that could cause volatility in our stock price include, among other things:

         o        Actual or anticipated variations in quarterly results;
         o Variations in our operating results which may cause us to fail to meet analysts' or investors' expectations;
         o Changes in earnings estimates or recommendations by securities analysts;
         o        Conditions or trends in the Internet services industry;
         o Changes in the market valuations of, and earnings and other announcements by, providers of Internet professional services;
         o Announcements by us or our competitors of technological innovations;
         o        Additions or departures of our key personnel; and
         o        Volume and timing of sales of our common stock.

OUR OUTSTANDING CONVERTIBLE DEBENTURE MAY DILUTE THE PERCENTAGE OF OWNERSHIP INTEREST OF OUR STOCKHOLDERS AND MAY ADVERSELY AFFECT MARKET PRICE OF OUR COMMON STOCK.

         Our principal stockholder InfoDotCoza, (Pty) Ltd., holds a Convertible Debenture and has the right, at its option, at any time prior to maturity, to convert the principal amount and any accrued interest into shares of common stock of GlobalBot (at the rate of one share of common stock for $.01). After conversion, without giving effect to accrued interest, InfoDotCoza would be entitled to receive an additional 10,895,792 shares of our common stock.

            This Debenture constitutes an opportunity to profit from a rise in the market price of our securities without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Debenture remains unexercised, the terms under which we could obtain capital may be adversely affected. In addition, a Debenture that converts at $.01 per share may keep our stock price from rising.

IF OUR PRINCIPAL STOCKHOLDER CONVERTS ITS CONVERTIBLE DEBENTURE, IT WILL BE ABLE TO EFFECTIVELY EXERCISE CONTROL OVER ALL MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS.

         Our principal stockholder InfoDotCoza, (Pty) Ltd., beneficially owns 1,466,363 shares (20%) of our outstanding common stock. In addition, it holds a Convertible Debenture which, it has the right, at its option, at any time prior to maturity, to convert the principal amount and any accrued interest into shares of common stock of GlobalBot (at the rate of one share of common stock for $.01). After conversion, without giving effect to accrued interest, InfoDotCoza would be entitled to receive an additional 10,895,792 shares of our common stock.

            After such conversion, InfoDotCoza will be able to effectively control most matters requiring approval by our stockholders, including the election of our Board of Directors. InfoDotCoza can designate the members of our Board of Directors and can decide our operations and business strategy. You may disagree with InfoDotCoza decisions. Even if you do not like our Directors, you will not be able to remove them from office.

            Additionally, such persons would be able to influence significantly a proposed amendment to our charter, a merger proposal, a proposed sale of assets or other major corporate transaction or a non-negotiated takeover attempt. Their influence may not be beneficial to you. If they prevent or delay a merger or takeover, you may not realize the premium return that stockholders may realize in conjunction with corporate takeovers.


IF OUR PRINCIPAL STOCKHOLDER DOES NOT CONVERT ITS CONVERTIBLE DEBENTURE, WE MAY BE FORCED TO CURTAIL OR CEASE OPERATIONS.

         In the event that InfoDotCoza chooses not to convert the Debenture into shares of our common stock, we will need an additional $108,957 to retire the Debenture. If we cannot repay or refinance our obligation under the Debenture, we may be forced to curtail or cease operations.





ABSENCE OF DIVIDENDS.

         We have never paid, and do not anticipate paying any cash dividends on our common stock.

THIS INFORMATION STATEMENT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH COULD DIFFER FROM ACTUAL FUTURE RESULTS.

         Some of the information in this Information Statement may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect", "anticipate", "continue", or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other "forward-looking" information.

         Examples of forward-looking statements include discussions relating to:

         o  Plans to expand our existing wireless operations;

         o  Plans to enter the international optical fiber market;

         o  Introductions of new products and services;

         o Estimates of market sizes and addressable markets for our services and products;

         o Anticipated revenues from designated markets during 2000 and later years.

         We wish to caution you that all the forward-looking statements contained in this Information Statement are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties, or actual events differing from the assumptions underlying these statements. Such risks, uncertainties, and assumptions include, but are not limited to, those discussed in this Information Statement.

                                  THE SPIN-OFF

REASONS FOR THE SPIN-OFF.

         Due to Quest's lack of working capital, in the past GlobalBot has had minimal management and financial resources devoted to it. The spin-off will allow us to focus solely on our E-Commerce business which requires a sales and marketing effort that is distinct from Quest's. In addition, once we disassociate ourselves from Quest, we believe that we will be able to raise capital more easily as a separate publicly traded E- Commerce company, and therefore will be able to provide better incentives for our employees

MANNER OF EFFECTING THE SPIN-OFF.

         The spin-off will be effectuated by a stock dividend paid to each holder of record of Quest common stock. The spin-off ratio will be one share of our common stock for every four shares of Quest Net Corp. common stock owned of record on May 1, 2000; the holder will receive one share of GlobalBot common stock. Quest shareholders will not be required to pay for shares of GlobalBot common stock received in the spin-off. Additionally, Quest shareholders will not need to surrender or exchange Quest common stock in order to receive shares of our common stock. All shares of our common stock received by Quest shareholders in connection with the spin-off will be fully paid and non-assessable. Quest shareholders do not have any appraisal rights in connection with the spin-off.

         The dividend agent is Florida Atlantic Stock Transfer, Inc. The address and telephone number of the dividend agent is 7130 Nob Hill Road, Tamarac, Florida 33321, (954) 726-6305.

RESULTS OF THE SPIN-OFF.

         Following the spin-off, we will be a separate, publicly-held company. Immediately after the spin-off, based on the number of outstanding shares of Quest on May 1, 2000, we expect to have approximately 7,331,816 shares of common stock outstanding, held by approximately 300 record holders. Any shares not dividend to Quest shareholders will be returned to GlobalBot for cancellation.

         The spin-off will not affect the number of outstanding shares of Quest common stock or any rights of Quest shareholders.

TRADING OF OUR COMMON STOCK.

         We will seek to have our common stock approved for quotation on the Nasdaq OTCBB after completion of the spin-off. Prior to the spin-off, and the approval for quotation, there will be no public trading market for our common stock. See "Risk Factors--An Active Trading Market May Not Develop for Our Common Stock" and "Absence of Dividends".

         The shares of our common stock issued to Quest shareholders will be freely transferable, except for shares received by persons who may be deemed our "affiliates" under the Securities Act. Persons who may be deemed our affiliates after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with us and may include certain of our officers and directors. Persons who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and Rule 144 under the Securities Act (with the exemption under Rule 144 not available until 90 days after the date of this information statement). For a discussion of certain uncertainties that should be considered with regard to our common stock, see "Risk Factors--An Active Trading Market May Not Develop for Our Common Stock".

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.

         Alberni & Alberni, P.A., independent certified public accountants, has issued an opinion to the effect that the Spin-off will be tax-free to Quest Net Corp. shareholders and to Quest Net Corp. for federal income tax purposes under
Section 355 of the Internal Revenue Code. The opinion sets forth the following material federal income tax consequences to Quest shareholders and Quest, which are expected to result from the spin-off.

         A Quest shareholder should not recognize any taxable gain or loss or dividend income as a result of the spin-off.

         A Quest shareholder must allocate their pre-distribution tax basis in their Quest stock over the Quest and GlobalBot stock according to the relative fair market value of each.

         Quest should not recognize any gain or loss as a result of the spin-off.

         The federal income tax consequences set forth above is for general information only and may not be applicable to shareholders who receive their shares of our common stock through the exercise of employee stock options or otherwise as compensation or who are otherwise subject to special treatment under the Internal Revenue Code. All shareholders should consult their own tax advisors as to the particular tax consequences to them, including the applicability and effect of state, local and foreign tax laws.

         Current Treasury regulations require each Quest shareholder who receives our common stock in the spin-off to attach to his or her federal income tax return for the year in which the spin-off occurs, a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Internal Revenue Code to the spin-off. GlobalBot, upon written request, will provide the appropriate information to each shareholder of record on May 1, 2000.

         The holding period for our common stock received by a Quest shareholder in the spin-off should include the period during which he or she held the Quest stock on which our common stock is distributed, if such holder holds the Quest stock as a capital asset on the date of the spin-off.

REASONS FOR FURNISHING THIS INFORMATION STATEMENT.

         This information statement is being furnished solely to provide information to Quest shareholders about, subject to the satisfaction of the spin-off conditions, the receipt of our common stock pursuant to the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of our securities or those of Quest. The information contained in this information statement is believed by Quest and us to be accurate as of the date set forth on the front cover. Changes may occur after that date, and neither Quest nor we will update the information except in the normal course of our respective public disclosure practices or unless required by law.

                                 CAPITALIZATION
       The following table sets forth our capitalization as of June 30, 2000 and at December 31, 2000. This table should be reviewed in conjunction with our financial statements and the notes included elsewhere in this Information Statement. See "Financial Statements".



                                                       June 30, 2000      December 31, 2000
                                                       -------------      -----------------
                                                                             (unaudited)
Notes Payable- related party                              $ 91,986             $ 22,953
Convertible Debenture, related Party                           -0-             $108,957
Long Term Debt                                                 -0-                  -0-

Stockholders' Equity
  Preferred stock, $.0001 Par Value, 5,000,000
    Shares authorized; 0 Shares Issued and
    Outstanding                                                -0-                  -0-

  Common stock, $.0001 Par Value,
     50,000,000 Shares authorized;
     7,331,816 Shares Issued and Outstanding                   733                  733

  Additional Paid-in Capital                                   200                  200

  Retained Earnings                                        (38,895)             (93,157)
                                                          --------             --------

Total Stockholders' Equity                                $ 66,325             $(92,224)

                         SELECTED FINANCIAL INFORMATION

         The following selected financial information is derived from the Financial Statements appearing elsewhere in this Information Statement and should be read in conjunction with the Financial Statements and Notes.



                                                                             Six Months Ended
                                          Year Ended June 30               December 31 (Unaudited)
                                     -----------------------------      -----------------------------
                                        2000             1999              2000             1999
                                     -----------       -----------      -----------       -----------
SELECTED INCOME STATEMENT DATA:

Revenue .......................      $   127,289       $   105,169      $    42,585       $    71,951

Income (Loss) from Operations..      $   (39,362)      $     7,383      $   (54,263)      $    (2,540)

Basic Earnings (Loss) per Share      $      (.01)      $       .01      $      (.01)      $        *

Basic weighted average common
  shares outstanding** ........        7,331,816         7,331,816        7,331,816         7,331,816

 * Less than $.01 per share.
** Restated for 7.33 for each one share stock split.





                            June 30, 2000   December 31, 2000
                            -------------   -----------------
                                              (unaudited)

SELECTED BALANCE SHEET DATA:

Cash .....................    $  7,385          $  7,700

Total Current Assets......    $ 14,752          $ 11,707

Total Assets .............    $ 66,325          $ 63,329

Current Liabilities.......    $104,287          $155,553

Stockholders' Equity......    $(37,902)         $(92,224)

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with our Financial Statements and Notes, included elsewhere in this Information Statement.

HISTORICAL OVERVIEW

         Globalbot Corp was incorporated in Florida on September 17, 1998. We did not start to report revenue until January 1999 when we acquired Wings Online, an industry-specific aircraft e-commerce site. In March 2000, Wings Online the subsidiary corporation merged into Globalbot, the parent and surviving corporation. All the shares of the subsidiary Corporation were converted into the parent corporation.

         In May 2000, Quest Net Corp. sold 20% (200,000 shares) of the 1,000,000 shares it owned in Globalbot for the sum of $100,000 ($.50) per share to InfoDotCoza, Ltd. pursuant to a private sale. On June 30, 2000, the Board of Directors of Quest Net Corp approved the spin off of Globalbot from its parent, Quest Net Corp, a publicly traded company in Hallandale, Florida on the basis of one share of our stock for every four shares of Quest. We believe that the spin off will allow us to grow to our full potential.

         After the sale, Globalbot effectuated a split of 7.3318162 shares to one in order to have enough stock available to make a one for four stock distribution to Quest Net Corp. shareholders in connection with the spin-off. Pursuant to the stock split, GlobalBot shareholders received 7.3318162 shares of common stock for each share of GlobalBot common stock outstanding. At present, Quest Net Corp. and InfoDotCoza hold 5,865,453 and 1,466,363 shares, respectively.

         We provide website platform for E-Commerce transactions. We earn revenue primarily from selling advertising space on our websites to individuals and dealers who are trying to sell their aircrafts.

         Advertising fees on our website are dependent upon what services are selected. Our fees vary and can range from a basic 50 words advertisement that cost $12.00, to a banner ad that can cost $100.00 per month. In addition, we sometimes generate revenue from customers who link their ad to external sites. Currently the cost for a link ad is $50.00 per month. We receive payments directly from our customers as services are provided.

         Our costs and expenses primarily fall into the following categories:

         o        Telecommunications and operations;
         o        Sales and marketing;
         o        General and administrative;

         Our telecommunication expense consists of the cost of Internet service, web hosting expense and local telephone lines. Our operating cost includes employee salaries, equipment cost, office rent, office, utilities, and customer service. We expect these expenses to increase over time to support additional websites.

         Our sales and marketing expenses to date have been minimal due to the start of our operations. We expect those expenses to increase as we implement our business plan in the coming year. We anticipate those expenses to include advertising, commissions, and bonuses paid to our sales and marketing personnel. We also anticipate hiring additional sales and marketing personnel to assist us in our growth plans.

         Our general and administrative expenses consist primarily of administrative staff and related benefits. We expect our general and administrative costs to increase to support our growth.

STOCK SPLIT

         Unless otherwise stated, all share and per share information contained in this Information Statement gives retroactive effect to a 7.3318162 shares to one stock split in May 2000.

THREE AND SIX MONTHS ENDED DECEMBER 31, 2000 AND DECEMBER 31, 1999

RESULTS OF OPERATIONS:

         The discussion of our historical result set forth below address our historical results of operations and annual condition results as shown on our financial statements for the three months and six months ended December 31, 2000 compared to the three and six months ended December 31, 1999.

STATEMENTS OF OPERATIONS



                                 Three Months Ended                                 Six Months Ended
                                     December 31,                                       December,31
                           -----------------------------       Increase/       -----------------------------           Increase/
                               2000             1999           (Decrease)          2000              1999              (Decrease
                           -----------       -----------      -----------       -----------       -----------          ---------
                                             (unaudited)                                          (unaudited)
Revenue                    $    18,967       $    27,669      $    (8,702)      $    42,585       $    71,951           (29,366)

  Cost of Revenue                6,593             7,079             (486)           14,187            12,996             1,191

Expenses                        41,228            37,263            3,965            73,610            59,736            13,874

  Selling General
   & Administrative
   Depreciation                  2,891             1,759            1,132             5,782             1,759             4,023

     Total Expenses             50,712            46,101            4,611            93,579            74,491            19,088
        Net Profit
           (Loss)              (35,014)           18,432           16,582           (54,263)           (2,540)           51,723

Basic earnings per
common share                        (*)                *               (*)             (.01)               (*)             (.01)

Basic weighted
average common shares
outstanding                  7,331,816         7,331,816**                        7,331,816         7,331,816**


*  Less than $.01 per share.
** Restated for 7.33 for each 1 share stock split.


REVENUES

         Revenues for the three and six months ended December 31, 2000 have decreased compared with the same period for the previous year $27,669 to $18,967 and $71,951 to $42,585, respectively. The decrease is primarily due to employee turn-over and relocation of our company, which detracted from our ability to service our customers and add to our customer base. In addition, prior management promised customers specific rates and incentives to advertise using the Wingsonline site. Subsequent management did not honor those agreements resulting in a loss of customers. We expect revenue to grow, once we fully implement our sales and marketing program.

COST AND EXPENSES

         Cost of revenue for the three months ended December 31, 2000 has decreased to $6,593 as compared to $7,079 for the same period in 1999. For the six months ended December 31, 2000 cost of revenue increased to $14, 187 as compared to $12,996 for the previous year. This increase in cost of revenue is due to our related cost of operation, such as creating traffic on our web site.

SELLING, GENERAL, AND ADMINISTRATIVE

         Selling, general and administrative expenses have increased to $41,228 and $73,610 for the three and six months ended December 31, 2000, from $37,263 and $59,736 for the three and six months ended December 31, 1999. Selling, general and Administrative expenses consist primarily of office and equipment, rent, costs associated with operating our office, such as utilities and supplies, and professional fees, such as legal, accounting and consulting. These increases are also due to the hiring of new employees.

         Depreciation is recorded at $2,891 and $5,782 for the three and six months ended December 31, 2000. Property and Equipment are carried at cost and depreciated over the estimated useful lives of the assets (5 to 10 years) using the straight-line method. Expenditures for maintenance and repairs are charged to expenses as incurred; major replacements and improvements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

INTEREST EXPENSE

         Interest expense has been recorded in accordance with the provisions of our twelve percent convertible debenture and twelve percent notes payable. No interest expense was recorded for the three and six months ended December 31, 1999.

NET INCOME/(LOSS)

         We recognized a net loss of $(35,014) and ($54,263) for the three and six months ended December 31, 2000. Our net losses have increased as compared to ($18,432) and ($2,540) for the three and six months ended December 31, 1999. This net loss is primarily attributable to an increase in general and administrative expenses, an increase in personnel and related costs.

TWELVE MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999.

RESULTS OF OPERATIONS:

         The discussion of our historical result set forth below address our historical results of operations and annual condition results as shown on our financial statements for the year ended June 30, 2000 as compared with our fiscal year end June 30, 1999.

                            STATEMENTS OF OPERATIONS

                       Years Ended June 30, 2000 and 1999




                                                         2000                    1999
                                                     -----------             -----------
REVENUE                                              $   127,289             $   105,169

EXPENSES
      Selling, general and administrative                161,416                  71,138
      Provision for uncollectible                          5,010                  25,428
      Interest Expense                                       225                   1,220
                                                     -----------             -----------
    NET INCOME (LOSS)                                $   (39,362)            $     7,383
                                                     ===========             ===========

Basic earnings per common share                             (.01)            $         *
                                                     ===========             ===========
Basic weighted average
 common shares outstanding                             7,331,816               7,331,816**
                                                     ===========             ===========

 * Less than $.01 per share
** Restated for 7.33 for 1 share stock split


REVENUES

         Revenues for the year ended June 30, 2000 have increased compared with the same period for the previous year $127,289 to $ 105,169, respectively. The increase is primarily due to customers awareness of the services our website provide and the growing use of the Internet for such services. We expect revenue to grow, once the company fully implements its sale and marketing program.


SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative expenses have increased 55.3% to $161,416 for the year ended June 30, 2000 from $71,138 for the previous year. General and Administrative expenses consist primarily of office and equipment, rent, costs associated with operating our office, such as utilities and supplies, and professional fees, such as legal, accounting and consulting. These expenses increased to $161,416 for the year ended June 30, 2000. These increases are also due to the hiring of new employees and moving expenses.

PROVISION FOR UNCOLLECTIBLE ACCOUNTS

         Provision for uncollectible accounts has decreased 80.30% to $5,010 for the year ended June 30, 2000 from $25,428 for the previous year. This decrease is the result of current management application of an aggressive collection policy and a decrease in accounts receivable outstanding as of June 30, 2000 as compared with June 30, 1999.

NET INCOME/(LOSS)

         We recognized a net loss of $(39,362) for the year ended June 30, 2000. That's a decrease in net income of $(46,745) compared to a net profit of $7,383 for the year ended June 30, 1999. This net loss is primarily attributable to an increase in general and administrative expenses, an increase in personnel and related costs.

                                  COMPARATIVE BALANCE SHEET





                                                                            June 30,
                                                                    ------------------------             %
                                                                      2000             1999       Increase/Decrease
                                                                    -------           ------      -----------------
ASSETS

       Current Assets
             Cash                                                   $ 7,385          $15,557           (52.53)
             Account Receivable - Trade
             Less Allowance-Doubtful $10185                           5,247            5,175             1.37
             Prepaid Rent                                             2,120                               100
                                                                    -------           ------           ------
       Total Current Assets                                          14,752           20,732            28.84

             Property & Equip Less Accumulated -
             Depreciation of $16,439 and $7,891                      46,763           10,186            78.22

             Other Assets                                             4,810              716            85.11
                                                                    -------           ------           ------
TOTAL ASSETS                                                        $66,325          $31,634            52.30
                                                                    =======          =======           ======

LIABILITIES & EQUITY

    LIABILITIES
       Current Liabilities
             Accounts Payable                                       $ 5,851          $10,684           (45.24)
             Accrued Liabilities                                      6,450            6,106             5.33
             Notes Payable-Related Party                             91,986           14,059            84.72
                                                                    -------           ------           ------
             Total Current Liabilities                              104,287           30,849            70.42

       SHAREHOLDER'S EQUITY
             Preferred Stock .0001 Par 5,000,000
               Shares Authorized, 0 shares issued                        --               --               --
             Common Stock $.0001 par Value,
               50,000,000 shares authorized, 7,332,015 shares
               Issued and outstanding                                   733               --              100
             Additional Paid In Capital                                 200              200               --
             Retained Earnings                                      (38,895)             585
                                                                    -------           ------           ------
       Total Equity                                                 (37,962)             785

TOTAL LIABILITIES & EQUITY                                          $66,325          $31,634            52.30
                                                                    =======          =======           ======







         The company total assets have increased $66,325 for the year ended June 30, 2000 from $31,634 for the previous year. The increase is the result of the acquisition of additional computer equipment and slight increase in net accounts receivable.

         During the fiscal year ended June 30, 2000, our accounts payable have decreased $5,851 from $10,684 for the previous year, while notes payable have increased $91,986 for the year ended June 30, 2000 compared to $14,059 for the previous year. The increase in notes payable is attributable to transactions with a related party. On May 15, June 6, and June 30, 2000, we received $54,923, $4,035, and $33,028, respectively for working capital in exchange for promissory notes from InfoDotCoza, Ltd. The notes are unsecured, non-interest bearing and are due on demand.

LIQUIDITY AND CAPITAL RESOURCES.

         Since our inception, we have relied principally upon the proceeds of private equity financing to fund our working capital requirements and capital expenditures. We have generated only minimal revenues from operations to date and at December 31, 2000 had a working capital deficit of ($143,846).

         On November 21, 2000, our outstanding Promissory notes outstanding with InfoDotCoza, (Pty.) Ltd., a South African Company, were taken as consideration for a Convertible Debenture. The Debenture, with the principal sum of $108,957.92, which originally matured on January 31, 2001, now matures on July 31, 2001 and bears interest of 12% per annum. InfoDotCoza has the right, at its option, at any time prior to maturity, to convert the principal amount and any accrued interest into shares of common stock of GlobalBot (at the rate of one share of common stock for $.01. Such shares shall be constituted at the date of conversion. In the event that InfoDotCoza chooses not to convert the Debenture into shares of our common stock, we will need an additional $108,957 to retire the Debenture. If we cannot repay or refinance our obligation under the Debenture, we may be forced to curtail or cease operations. At present we are pursuing private equity financing to fund our operations and to cover the cost of retiring the Debenture.

         Our current monthly expense, which includes all costs, selling, advertising, general, and administrative, is approximately $12,830, while our monthly revenue is only approximately $6,500. We will need $75,960 over the next twelve months to operate our company, plus an additional $67,500 for capital expenditures. Our capital expenditures include $37,500 the cost to fully develop the following web sites: Boats Online, Cars Online and Motor Bikes Online and $30,000 for additional personnel. About 50 percent of the cash used in our operations is primarily derived from the sale of advertising space on our website, wingsonline.com. We have been relying on the proceeds of private debt financing to fund our working capital deficit and will continue to do so until we can implement a sales and marketing program to increase our customer base. The potential for GlobalBot to support its operation during the next twelve months is dependant upon our ability to implement our sales and marketing program and to fully develop our three additional web sites. Although we are pursuing private equity financing to fund our operations we have not identified any sources of long-term liquidity.

         We will need more working capital to expand our operations. If we raise additional capital by issuing equity or convertible debt securities, the percentage ownership of our then-current stockholders will be reduced, and such securities may have senior rights, preferences, or privileges.

         We may not be able to obtain financing on favorable terms, or at all, which will limit our ability to:

         o        Expand,

         o        Take advantage of unanticipated opportunities,

         o Develop or enhance services, otherwise respond to competitive pressures.

         This limitation could harm our business and decrease the value of the shares or cause us to go out of business. If we are unable to continue our operations, your entire investment in us will be lost. Our plan for expansion into the Boats Online, Cars Online and Motor Bikes Online sites is contingent on several including but not limited to financing and our ability to raise additional capital.

         The Boats Online, Cars Online, and Motor Bikes Online sites are not currently operational, but we believe they are equivalent in the potential to generate listing and advertising revenues. These sites are targeted to use the same streamlined, user-friendly format as used by the Wings Online site and will apply a similar pricing structure.

         If we are unable to generate and sustain positive cash flow from our operation or if we are unable to obtain necessary additional capital, we may be required to change our proposed business plan and decrease our planned operations, which would have a material adverse effect upon our business, financial condition, or results of operations.

                                    BUSINESS

OVERVIEW OF GLOBALBOT

         Globalbot was incorporated in Florida on September 17, 1998. The corporate headquarters is located in Hallandale, Florida. We had no operations until January 1999, when we acquired Wings Online, Inc., an industry-specific aircraft E-commerce site.

         Until June 2000, GlobalBot was a wholly owned subsidiary of Quest. In June 2000, due to Quest's lack of working capital, Quest sold 20% of its interest in GlobalBot Corp. to InfoDotCoza, (Pty) Ltd., an unaffiliated third party. In addition, Quest's Board of Directors has approved the spin-off of GlobalBot to its shareholders in order to give GlobalBot the financial and operational flexibility to take advantage of significant growth opportunities in the E-commerce business.

         Globalbot is currently operating with one full-time and one part time employee, who are our sole officers and directors. We are in the process of conducting executive searches for two additional positions for Marketing and Management Information Systems (MIS). GlobalBot is an E-commerce website that sells advertising space on its websites to individuals and dealers who are seeking to sell their aircrafts. We are in the process of receiving bids for the construction of our additional web sites, boatsonline.com, carsonline.com, and motorbikesonline.com. Based on our estimation, we would need between $30,000 and $40,000 to fully develop these three additional sites. We are anticipating the completion of the Carsonline.com, boatsonline.com and motorbikesonline.com by December 2001, granted the availability of web site contractors and our ability to raise the cash needed for capital expenditures. At present we have not identified any sources of long-term liquidity and have not entered into any debt of equity financing arrangements.

OUR BUSINESS

         Wingsonline is used as a market place to purchase airplanes, parts, accessories, locate aviation services, financing, or insurance employment forum for those seeking employment.

         Wings Online offers five different payment options for advertising space:

         -        A basic 50-word advertisement w/o photos for $12.00.

         -        Full specifications of the aircraft without photos for $16.00.

         -        Full specifications of the aircraft plus one photo for $25.00

         -        Full specification sheet that includes up to 3 photos for
                  $32.50

         -        Full specifications and up to five photos for $39.00.

         In addition, Wings also offers its customers an option to have their own company banner or link ad created free of charge that can link to external sites or internal pages. Currently, the monthly cost of a banner ad is $100.00 per month and a link ad is $50.00 per month.

         Wings provides its customers with the ability to search its website for aircraft's and other aviation services for free, it also offers the user the option to sign up on its "Hotlist" which will send the user the latest aircraft's that have been posted at no charge. The Wingsonline customer database consists of approximately 225 customers.
         If you are a customer who is interested in using our service, you would log on to our website at www.wingsonline.com and a user friendly navigation system will allow the website user to browse the site and choose the option in which they are seeking. For example, if the user is looking to advertise an aircraft, they would choose "Submit Advert" a form would then display requesting information such as name, address, contact information and the description of the aircraft in which they are selling. At any time, you can delete or change the ad by simply clicking the button that applies. The customer will know exactly how many potential buyers have viewed their advertisement by the "Hit Counter" that is located at the bottom of their advertisement. A newspaper advertisement cannot provide you with this very important information. With a newspaper ad, you will never know how many times someone looked at your tiny, little classified.

         We update our site every business day. If you submit the form by noon (Eastern Time) along with your credit card information, it will most likely get posted the next business day. Later submittals will be posted the following business day. If you are paying by check, your ad will be posted upon receipt of payment.

         In addition, we are in the process of implementing a redesigned web page that will allow the end users to have the ability at their convenience to post/delete/change their ads instantaneously by accessing the website with a user profile. A target date of December 2001, is estimated at this time, granted the availability of web site contractors and our ability to raise the cash needed for capital expenditures.

CUSTOMERS/FUTURE CUSTOMERS

         The Wingsonline customer database consists of approximately 225 customers. Our objective is to create websites that reach out to our customers to capture their attention. We realize the Internet market is steadily growing and we must work to develop sales and marketing strategies to attract new customers. At present, our marketing campaign is primarily centered on building solid relationships with our customers, which we consider the core element of our business success. We firmly believe that advertisers are more likely to place their ad on sites that have a large amount of web traffic. That is why we monitor our website closely to optimize its ranking on the various search engines in order to compete effectively with our competitors.
DEPENDENCE ON SUPPLIERS

         We rely on third-party networks, local telephone companies, and other companies to provide data communications capacity. Bell South provides us with Internet DSL connection, Local Link hosts our server and Sprint provides local and long distance services. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could harm our business and have an adverse effect on our operating results.
COMPETITION

         We compete in a rapidly changing market that is intensely competitive. Our direct competitors are Aircraft Shopper Online, Aircraft Dealer Network, and Aero Trader Online. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and our competitors' innovations by continuing to enhance our services, and expand our sales channels. Any pricing pressure, reduced margins, or loss of market share resulting from our failure to compete effectively could materially affect our business.

         Many of our current and potential competitors have longer operating histories and substantially greater financial, marketing, technical, and other resources than do we. As a result, our competitors may be able to adapt more quickly to changes in customer needs. Such competitors may attempt to build their presence in our market by forming strategic alliances with other competitors or our customers, offering new or improved services to our customers or increasing their efforts to gain and retain market share through competitive pricing. Furthermore, we believe the barriers to entry into our market are relatively low, which enables new competitors to offer competing services.

PROPERTY

         We currently lease approximately 1,500 square feet of office space from unaffiliated third parties at a base rent of $2,120 per month plus common area maintenance costs. These offices are located at 1250 East Hallandale Blvd., Suite #602, Hallandale Florida 33009. The lease expires in June 2002. Our telephone number is (954) 458-9490

         We believe that our existing facilities are adequate to meet our current needs and that suitable additional or alternative space will be available in the future on reasonable terms as needed.

LEGAL PROCEEDINGS

         There are currently no material legal proceedings pending or threatened to which we or our officer and directors are a party or to which any of our property is subject. None of the Officers and Directors has been convicted of a felony or other criminal offense, felony or misdemeanor relating to securities or performance in corporate office.

                                   MANAGEMENT

OUR EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning our sole director and executive officer:


Name                      Age              Term              Position
----                      ---              ----              --------
Serge R. Dazile           39               2000-2001         President, Chief Financial Officer
                                                             and Director

Wendy Ehrenthal           25               2000-2001         Vice President, Secretary and
                                                             Director


         Our Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers serve at the discretion of the board. Currently, we do not provide our directors with cash compensation for their services as members of our board of directors. However, we anticipate that we will compensate each non-employee member of the Board with cash compensation and stock option grants upon his or her election to the Board of Directors.

SERGE R. DAZILE, PRESIDENT, CHIEF FINANCIAL OFFICER, AND DIRECTOR

         Mr. Dazile was appointed President/Chief Financial and a Director of GlobalBot in June 2000. From February 1999 to May 15, 2000, Mr. Dazile was Controller for Quest Net Corp., a publicly traded, telecommunications company located in Hallandale Florida. Quest is also a majority shareholder of GlobalBot. From November 1997 to December 1998, Mr. Dazile was an accountant for Future Trak, Intl., a satellite manufacturer located in Pompano Beach, Florida. Mr. Dazile also engages in part time accounting consultation. Mr. Dazile received a Bachelor of Arts Degree in Accounting from Union Institute in 1996 and an Associate Degree in Computer Science from Broward Community College in 1986.


WENDY EHRENTHAL, VICE PRESIDENT, SECRETARY, AND DIRECTOR
         Ms. Ehrenthal was appointed Vice President, Secretary, and a Director of GlobalBot in June 2000. From January 2000 to June 2000, she was an executive assistant for the CEO of Quest Net Corp. From June 1998 to June 1999, Ms. Ehrenthal was an executive assistant for Long Distance Intl., a long distance carrier located in Plantation, Florida. From December 1994 to June 1998, Ms. Ehrenthal was an executive assistant for American TelNet, a 800/900 Service Bureau, located in Plantation, Florida. Ms. Ehrenthal attended Broward Community College majoring in the field of Business.


LIMITED LIABILITY OF DIRECTORS

         Provisions included in our certificate of incorporation, as amended, protect our directors against personal liability for monetary damages from breaches of their duty of care. As a result, our directors will not be liable for monetary damages from negligence and gross negligence in the performance of their duties. They remain liable for monetary damages for any breach of their duty of loyalty to us, and our stockholders, as well as acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law and for transactions from which a director derives improper personal benefit. The liability of our directors under federal or applicable state securities laws is also unaffected.

         While our directors have protection from awards of monetary damages for breaches of the duty of care, that does not eliminate their duty of care. Equitable remedies, such as an injunction or rescission based upon a director's breach of the duty of care, are still available.

         In addition, we have entered into Indemnification Agreements with Mr. Dazile and Ms. Ehrenthal indemnifying them to the fullest extent permitted by Florida law.

EXECUTIVE COMPENSATION

            No current or past officer received compensation in excess of $100,000 during the fiscal year or would have received compensation which exceeded $100,000 had they served the entire year.

         We have no written employment agreements with our officers. We employ Mr. Dazile and Ms. Ehrenthal pursuant to oral agreements at a base salary of $36,000 and $40,000, respectively. Ms. Ehrenthal devotes full time to GlobalBot. Mr. Dazile is employed part-time and devotes two days a week to GlobalBot's business. Ms. Ehrenthal works full time for us.

         GlobalBot has not issued any options or warrants.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth as of May 15, 2001, as adjusted to give effect to the spin-off, certain information regarding beneficial ownership of our common stock by:


         -o each person or group of affiliated persons we expect to be the beneficial owner of more than 5% of the outstanding shares of common stock;

         -o  each director;

         -o  each Named Executive; and

         -o  all directors and Named Executives as a group.

PRIOR TO SPIN-OFF

Name and Address                      Number of Shares Owned                      % of Outstanding
of Beneficial Owner                         Beneficially                        Shares of Common Stock
-------------------                   ----------------------                    ----------------------
Quest Net Corp.                              5,865,453                                   80%
3001 West Hallandale
Beach Blvd
2nd Floor
Pembroke Park, Florida 33009

InfoDotCoza (Pty) Ltd.                      12,362,155                                  67.8%
FHS House
25 Newton Park
Port Elizabeth 6045
South Africa

Serge R. Dazile, Officer and Director                0                                     0
1250 East Hallandale Blvd
Suite #602
Hallandale Florida 33009

Wendy Ehrenthal                                      0                                     0
1250 East Hallandale Blvd
Suite #602
Hallandale Florida 33009

All officers and directors                           0                                     0
as a group (2) person

AFTER THE SPIN-OFF

Name and Address                      Number of Shares Owned                      % of Outstanding
of Beneficial Owner                         Beneficially                        Shares of Common Stock
-------------------                   ----------------------                    ----------------------
Quest Net Corp.                                    0                                     0
3001 West Hallandale
 Beach Blvd
 2nd Floor

Pembroke Park, Florida 33009

InfoDotCoza (Pty) Ltd.                    12,362,155                                  67.8%
FHS House
25 Newton Park
Port Elizabeth 6045
South Africa

Serge R. Dazile, Officer and Director            875                                    *
1250 East Hallandale Blvd
Suite #602
Hallandale Florida 33009

Wendy Ehrenthal                                    0                                    *
1250 East Hallandale Blvd
Suite #602
Hallandale Florida 33009

All officers and directors                       875                                    *
as a group (2) person

         For the purpose of the above tables:


         o Beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has a right to acquire within 60 days after May 15, 2001 through the exercise of any convertible securities.


         o Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power with respect to all shares of capital stock listed as owned by such person or entity.
         o InfoDotCoza (Pty) Ltd. beneficial ownership includes 10,895,792 shares of common stock purchasable upon the exercise of a convertible debenture, which is exercisable at the option of the Holder at any time.

         o Justin Mills is the Director of and has voting control over InfoDotCoza (Pty) Ltd.

                              CERTAIN TRANSACTIONS

         On May 15, 2000, June 6, 2000 and June 30, 2000, we received $54,923,
$4,035 and $33,028 in cash and other consideration, from InfoDotCoza, Ltd. in exchange for promissory notes. In addition, on August 31, 2000 and September 19, 2000, we received $5,000 and $7,975, respectively, for working capital in exchange for promissory notes from InfoDotCoza, Ltd. The notes were unsecured, non-interest bearing and are due on demand. The $104,961 is included in the accompanying balance sheet as notes payable, related party.

         Subsequent to September 30, 2000, we received $11,975 for working capital in exchange for a promissory note from InfoDotCoza, Ltd. The note was unsecured, non-interest bearing and is due on demand.


         On November 21, 2000, the promissory notes outstanding with InfoDotCoza, Ltd. were taken as consideration for a Convertible Debenture. The debenture, with the principal sum of $108,957.92, bears interest of 12% per annum. The Debenture, which was originally due and payable on January 3, 2001, was extended to July 1, 2001 without payment of additional consideration. The Holder has the right, at his option, at any time prior to maturity, to convert the principal amount and any accrued interest into shares of common stock of GlobalBot (at the rate of one share of common stock for $.01).


            During the six months ended December 31, 2000, InfoDotCoza, Ltd. advanced GlobalBot $22,953 for working capital in exchange for 12 percent notes, payable upon demand.

            From time to time Quest and GlobalBot advanced operating funds to each other as follows:

Quest to Globalbot                           Globalbot to Quest
Date                      Amount             Date                      Amount
----                      ------             ----                      ------

June 3, 1999            $ 6,000              February 9, 2000        $ 2,389.10
June 14, 1999           $10,000              March 31, 2000          $ 2,000
June 30, 1999           $ 8,058.56           May 30, 2000            $10,000
October 19, 1999        $ 6,330.97           May 30, 2000            $ 5,000
December 30, 1999       $10,000              June 5, 2000            $ 7,600
January 27, 2000        $15,000              June 12, 2000           $ 8,306
January 27, 2000        $ 2,389.10           June 12, 200            $   512.12
February 17, 2000       $36,051.51           June 20, 2000           $ 3,100
                        ----------                                   ----------
         TOTAL          $93,830.14           TOTAL                   $38,907.22

         As a result of the inner-company loans, GlobalBot owed Quest $54,923. Global issued a promissory note to Quest representing this amount. The note bore interest at the rate of 10% per annum. Quest assigned this note to InfoDotCoza on May 15, 2000 and it was subsequently converted to the convertible debenture discussed above.

                            DESCRIPTION OF SECURITIES

GENERAL
         Our authorized capital stock consists of 50,000,000 shares of our common stock, par value $0.0001 per share and 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share. The following statements are brief summaries of the material provisions with respect to our capital stock contained in our Certificate of Incorporation and By-laws, copies of which have been filed as exhibits to the registration statement. The following summary is qualified in its entirety by reference thereto.

COMMON STOCK

         Holders of the common stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors out of funds legally available thereof and, in the event of liquidation, dissolution or winding up of GlobalBot, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversions rights, and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of Preferred Stock.

PREFERRED STOCK

         Our Articles of Incorporation authorize the issuance of "blank check" preferred stock. The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights, including the right to issue convertible securities with no limitations on conversion. Any such designations and issuances, could:

         o Adversely affect the voting power or other rights of the holders of our common stock.

         o  Substantially dilute the common shareholder's interest.

         o  Depress the price of our common stock.

         In addition the issuance of "blank check preferred stock could be utilized as an anti-takeover measures, which could have the effect of delaying, deterring, or preventing a change in control without any action by the shareholders.

                                 DIVIDEND POLICY

         It is the current policy of the Board of Directors to retain any earnings to provide for the growth of Quest. Consequently, we do not expect to pay cash dividends in the future.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation and Florida law authorizes GlobalBot to indemnify directors and officers as follows:

1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission

         o in breach of such person's duty of loyalty to the corporation or its shareholders,

         o        not in good faith or involving a knowing violation of law or

         o resulting in receipt by such person of an improper personal benefit.

         No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission

        o in breach of such person's duty of loyalty to the corporation or its shareholders,

        o         not in good faith or involving a knowing violation of law or

        o resulting in receipt by such person of an improper personal benefit.

         No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING GLOBALBOT PURSUANT TO THE PROVISIONS SET FORTH ABOVE, GLOBALBOT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the our common stock is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road Tamarac, Florida 33321, (954) 726-6305.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a Form 10-SB Registration Statement with the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington D.C. 20549. This Information Statement does not contain all of the information set forth in the registration statement, exhibits, and schedules thereto. For further information with respect to GlobalBot, reference is made to the registration statement, exhibits and schedules, copies of which may be obtained from the Commission's principals officers principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10, upon payment of the fees prescribed by the Commission. The registration statement, including exhibits and schedules, are also available on the SEC's website at www.sec.gov.

         After the spin-off, we will be subject to the information requirements of the Exchange Act, and in accordance therewith will file reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission or obtained on the Commission's website at HTTP://WWW.SEC.GOV. We intend to furnish our shareholders with annual reports containing consolidated financial statements (beginning with fiscal year 2001) audited by our independent accountants.

                                     EXPERTS

            The consolidated audited Financial Statements of GlobalBot Corp. appearing in this Information Statement have been audited by Alberni & Alberni, P.A., independent certified public accountants, for the periods and to the extent set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given under the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Rebecca J. Del Medico, Esq., will pass upon the validity of the issuance of the Shares for GlobalBot.

                              FINANCIAL STATEMENTS

         See Index to Financial Statements on Page F-1.

                                 GLOBALBOT CORP.

                              Financial Statements

                                  June 30, 2000

                                 C O N T E N T S

INDEPENDENT AUDITORS' REPORT....................................................   F-2

BALANCE SHEET JUNE 30, 2000.....................................................   F-3

STATEMENTS OF OPERATIONS, FOR THE YEARS ENDED JUNE 30, 2000 AND 1999............   F-4

STATEMENT OF SHAREHOLDER'S EQUITY, JULY 1, 1998 THROUGH JUNE 30, 2000...........   F-5

STATEMENTS OF CASH FLOWS, FOR THE YEARS ENDED JUNE 30, 2000 AND 1999............   F-6

NOTES TO FINANCIAL STATEMENTS...................................................   F-7

UNAUDITED INTERIM FINANCIAL STATEMENTS

BALANCE SHEET DECEMBER 31, 2000.................................................   F-12

STATEMENTS OF OPERATIONS, FOR THE THREE AND SIX MONTHS ENDED
          DECEMBER 31, 2000 AND 1999 ...........................................   F-13

STATEMENTS OF CASH FLOWS, FOR THE SIX MONTHS ENDED
          DECEMBER 31, 2000 AND 1999 ...........................................   F-14

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS.................................   F-15

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Globalbot Corp.

We have audited the accompanying balance sheet of Globalbot Corp.,as of June 30, 2000 and the related statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Globalbot Corp. as of June 30, 1999 were audited by other auditors whose report dated July 10, 1999, expressed an unqualified opinion of those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globalbot Corp., as of June 30, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





Alberni & Alberni, P.A.
Certified Public Accountants
Coral Gables, Florida
September 11, 2000

                                 GLOBALBOT CORP.

                                  BALANCE SHEET
                                  June 30, 2000


                                                 ASSETS
CURRENT ASSETS

      Cash                                                         $  7,385
      Accounts Receivable, less allowance
        for doubtful totaling $ 10,185                                5,247
      Prepaid Expenses                                                2,120
                                                                   --------
               TOTAL CURRENT ASSETS                                                     $ 14,752

PROPERTY AND EQUIPMENT, less accumulated
   depreciation of $16,439 (Note B)                                                       46,763

OTHER ASSETS                                                                               4,810
                                                                                        --------
                                                                                        $ 66,325
                                                                                        ========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

      Accounts Payable                                             $  5,851
      Accrued Liabilities                                             6,450
      Notes Payable - related party (Note D)                         91,986
                                                                   --------
               TOTAL CURRENT LIABILITIES                                                $104,287


SHAREHOLDERS' EQUITY

      Preferred stock, $.0001 Par Value,
           5,000,000 Shares authorized;
           0 Shares Issued and Outstanding                             -0-
      Common stock, $.0001 Par Value, 50,000,000 Shares
             authorized; 7,331,816 Shares Issued and Outstanding        733
      Additional Paid-in Capital                                        200
      Retained Earnings                                             (38,895)             (37,962)
                                                                   --------            ---------
                                                                                       $  66,325
                                                                                       =========


The accompanying notes are an integral part of these financial statements. The financial statements and the notes should be read in conjunction with the accountants' report.

                                 GLOBALBOT CORP.
                            STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 2000 AND 1999

                                                             2000               1999
                                                         -----------         ----------
 REVENUE                                                 $   127,289         $  105,169

 EXPENSES

       Selling, general and administrative                   161,416             71,138
       Provision for uncollectible                             5,010             25,428
       Interest Expense                                          225              1,220
                                                         -----------         ----------
           TOTAL EXPENSES                                    166,651             97,786
                                                         -----------         ----------
           NET INCOME (LOSS)                             $   (39,362)        $    7,383
                                                         ===========         ==========

 Basic earnings per common share                         $      (.01)        $        *
                                                         ===========         ==========

 Basic weighted average common shares outstanding          7,331,816          7,331,816**
                                                         ===========         ==========

*  Less than $.01 per share
** Restated for 7.33 for each 1 share stock split



The accompanying notes are an integral part of these financial statements. The financial statements and the notes should be read in conjunction with the accountants' report.

                                 GLOBALBOT CORP.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                       JULY 1, 1998 THROUGH JUNE 30, 2000

 Statement of Shareholder's Equity
                                      Preferred Stock        Common Stock         Additional                     Total
                                    ------------------   ---------------------      Paid-In       Retained   Shareholders'
July 1, 1998 through June 30, 2000  Shares   Par Value     Shares    Par Value      Capital       Earnings      Equity
                                    ------   ---------   ---------   ---------    ----------      --------   -------------
BALANCE, July 1, 1998                 --        --       7,331,816      733         $ 200         $ 19,770     $ 20,703

Distributions Paid to Shareholders    --        --              --       --            --          (26,686)     (26,686)

Net Income for the Year Ended
   June 30, 1999                      --        --              --       --            --            7,383        7,383
                                    ----      ----       ---------     ----         -----         --------     --------

Balance, June 30, 1999                --        --       7,331,816      733           200              467        1,400


Net Loss for the Year Ended
   June 30, 2000                      --        --              --       --            --          (39,362)     (39,362)
                                    ----      ----       ---------     ----         -----         --------     --------

Balance, June 30, 2000                --        --       7,331,816      733         $ 200         $(38,895)    $(37,962)
                                    ====      ====       =========     ====         =====         ========     ========

       *Restated for 7.33 for 1 share stock split

                                 GLOBALBOT CORP.
                             STATEMENT OF CASH FLOWS
                       YEARS ENDED JUNE 30, 2000 AND 1999

                                                                       2000               1999
                                                                     ---------         ---------
OPERATING ACTIVITIES
         Net Income                                                  $ (39,362)        $   7,383
      Transactions not requiring cash:
        Depreciation and Amortization                                   10,478             5,367
        Loss on Write-off of Organization Costs                            -0-               125
        Loss on Disposal of Fixed Assets                                 5,461               -0-
        Allowance for Uncollectible Accounts                             5,010             5,175
      Changes in Current Assets and Current Liabilities:
          Decrease (Increase) in receivables and other
            current assets                                              (7,202)            3,561
          Increase in Deposits                                          (4,094)              -0-
          Increase (Decrease) in Accounts Payable
            and Other Current Liabilities                               (4,489)           16,412
                                                                     ---------         ---------

          NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES          (34,198)           38,023
                                                                     ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of Furniture and Equipment                             (44,488)          (11,492)
                                                                     ---------         ---------
          NET CASH USED IN INVESTING ACTIVITIES                        (44,488)          (11,492)
                                                                     ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
      Issuance of Stock                                                    733               -0-
      Distribution Paid to Officers                                        -0-           (26,686)
      Repayment Advances From Notes Payable                             (1,419)            4,702
      Proceeds From Notes Payable (Note B)                              71,318            14,059
                                                                     ---------         ---------
               NET CASH PROVIDED BY (USED IN)
                    FINANCING ACTIVITIES                                70,632           (12,627)
                                                                     ---------         ---------

               NET CHANGE IN CASH                                       (8,054)           13,904
Cash at Beginning of Period                                             15,439             1,535
                                                                     ---------         ---------
               CASH AT END OF PERIOD                                 $   7,385         $  15,439
                                                                     =========         =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash Paid During the Period for:
         Interest                                                    $     225         $   1,220
                                                                     =========         =========
         Income Taxes                                                $     550         $     -0-
                                                                     =========         =========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Acquisition of Equipment in exchange for
         Notes Payable                                               $   8,028         $     -0-

The accompanying notes are an integral part of these financial statements. The financial statements and the notes should be read in conjunction with the accountants' report.

                                 GLOBALBOT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED JUNE 30, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

Globalbot Corp. (the "Company") was incorporated in Florida on September 17, 1998. The Company currently sells advertising space on its web site to dealers and individuals that are looking to sell their aircraft.

The Company was a wholly-owned subsidiary of Quest Net Corp. ("Quest") until May 27, 2000 when it sold 20% (200,000 shares) of its Globalbot holdings to Infodotcoza Ltd., a South African company.

On May 2, 2000, the Board of Directors of Quest approved a "Spin-Off" to allow the management of both companies to concentrate on their core business and enhance access to financing. In order to effectuate the proposed "Spin-Off", Globalbot Corp. declared a 7.3318162 shares to 1 share stock split. As a result of the forward split, there are now 7,331,816.20 shares of Globalbot common stock issued and outstanding.

In connection with the proposed spin-off, Quest will issue to its shareholders of record on May 1, 2000 one common stock share of Globalbot for every four common shares of Quest. Pursuant to the proposed spin-off, there were no expenses incurred by Quest on Globalbot's behalf.

As a wholly-owned subsidiary of Quest, Globalbot was generating revenue and was self-sufficient. When applicable, intercompany transactions have been reported in the financial statements of Globalbot at June 30, 2000. The financial statements reflect all of Globalbot's cost of doing business

PERVASIVENESS OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue consist of monthly fees charged to customers for internet advertisements. Internet advertisement revenue is recognized in the period ads are run.

See Auditors' Report.

                                 GLOBALBOT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                            Year Ended June 30, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT

Property and Equipment are carried at cost and depreciated over the estimated useful lives of the assets (5 to 10 years) using the straight-line method. Expenditures for maintenance and repairs are charged to expenses as incurred; major replacements and improvements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

INCOME TAXES

The Company accounts for income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities (subject to a valuation allowance), using enacted tax rates for the year in which the differences are expected to reverse. The deferred tax asset (and valuation allowance) reflected in the financial statements were calculated as if Globalbot had filed its own tax return. The calculation is not based on the consolidated tax return filed by Quest Net Corp.

EARNINGS PER COMMON SHARE

Effective December 31, 1997, SfAS 128 "Earnings per Share" requires the dual presentation of earnings per share-basic and diluted. Basic earnings per common share has been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options. However, the Company has a simple capital structure for the periods presented and, therefore, there is no variance between the basic and diluted earnings per share.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Market Value of Financial Instruments, are determined at discreet points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, accounts payable, and notes payable to stockholders, approximates the carrying value in the financial statements at June 30, 2000.

See Auditors' Report.

                                 GLOBALBOT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                            Year Ended June 30, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has adopted the following new accounting pronouncements for the year ended December 31, 1998. There was no effect on the financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. SFAS No.131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and hold long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-Retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans

RECLASSIFICATIONS

Certain prior period amounts within the accompanying financial statements have been reclassified to conform with the current year presentation.


NOTE B - PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following as of June 30, 2000:

            Furniture and Fixtures                        $   3,500
            Equipment and software                           59,702
                                                          ---------
            Total property and equipment                     63,202
            Less: Accumulated depreciation                   16,439
                                                          ---------
            Total property and equipment, net             $  46,763
                                                          =========

         Depreciation expense totaled $10,478 and $5,367 for the years ended June 30, 2000 and June 30, 1999, respectively.


See Auditors' Report

                                 GLOBALBOT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                            YEAR ENDED JUNE 30, 2000


NOTE C -   COMMITMENTS & CONTINGENCIES

The Company entered into a two-year non-cancelable operating lease for their office in Hallandale, Florida in June, 2000. The lease expires in June 2002. The minimum rental payments on the non-cancelable operating leases with initial or remaining lease terms in excess of one year are as follows:

           Year Ending                      Office
           -----------                     --------
           June 30, 2001                   $ 25,440
           June 30, 2002                     25,440
                                           --------
             Total                         $ 50,880
                                           ========

Rent expense was approximately $7,075 and $3,457 for the year ended June 30, 2000 and June 30, 1999, respectively.


NOTE D - RELATED PARTY TRANSACTIONS

On May 15, 2000, June 6, 2000 and June 30, 2000, the Company received $54,923, $4,035 and $33,028, respectively, for working capital in exchange for promissory notes from InfoDotCoza, Ltd.. The notes are unsecured, non-interest bearing and are due on demand. The $91,986 is included in the accompanying balance sheet as notes payable, related party.

Subsequent to year end June 30, 2000, the Company received $5,000 for working capital in exchange for a promissory note from InfoDotCoza, Ltd. The note is unsecured, non-interest bearing and is due on demand.


NOTE F - INCOME TAXES

The net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes.



See Auditors' Report

                                 GLOBALBOT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                            Year Ended June 30, 2000

NOTE F - INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities as of June 30, 2000 are as follows:

         Long-Term Deferred Tax Assets:
            Net Operating Loss Carryforward               $ 14,425
            Depreciation                                       114
                                                          --------

            Deferred Tax Asset                              14,539
                                                          --------

            Allowance for Deferred Tax Asset               (14,539)
                                                          --------
                 Net Deferred Tax Asset                   $     --
                                                          ========

As of June 30, 2000, the Company has net operating loss carry forwards for income tax purposes of approximately $14,425, which will expire in 2018.




See Auditors' Report

                                 GLOBALBOT CORP.
                             CONDENSED BALANCE SHEET
                                   (Unaudited)
                                December 31, 2000

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents ...........................................        $   7,700
  Accounts receivable, net of $10,185 allowance .......................            4,007
                                                                               ---------
                                                  TOTAL CURRENT ASSETS            11,707

PROPERTY, net of $22,221 accumulated depreciation .....................           46,812

DEPOSITS ..............................................................            4,810
                                                                               ---------
                                                                               $  63,329
                                                                               =========
                        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable ....................................................        $   8,434
  Accrued expenses ....................................................           11,940
  Interest payable, related party .....................................            3,269
  Note payable, related party .........................................           22,953
  Convertible debenture, related party ................................          108,957
                                                                               ---------
                                             TOTAL CURRENT LIABILITIES           155,553

SHAREHOLDERS' EQUITY (DEFICIT)
  Common stock, $.0001 par value; 50,000,000 shares authorized;
  7,331,816 shares issued and outstanding .............................              733
  Additional paid in capital ..........................................              200
  Retained earnings ...................................................          (93,157)
                                                                               ---------
                                            TOTAL SHAREHOLDERS' EQUITY           (92,224)
                                                                               ---------
                                                                               $  63,329
                                                                               =========

            See accompanying notes to condensed financial statements

                                 GLOBALBOT CORP.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                             Three Months Ended                     Six Months Ended
                                                               December 31,                            December 31,
                                                     -------------------------------           --------------------------------
                                                         2000               1999                  2000                1999
                                                     -----------         -----------           -----------         ------------
REVENUE .....................................        $    18,967         $    27,669           $    42,585         $    71,951


COSTS AND EXPENSES
  Cost of revenue ...........................              6,593               7,079                14,187              12,996
  Selling, general and administrative .......             41,228              37,263                73,610              59,736
  Depreciation ..............................              2,891               1,759                 5,782               1,759
                                                     -----------         -----------           -----------         -----------
                     TOTAL COSTS AND EXPENSES             50,712              46,101                93,579              74,491

NON-OPERATING INCOME (EXPENSE)
  Interest expense ..........................             (3,269)                 --                (3,269)                 --
                                                     -----------         -----------           -----------         -----------
                      NET (LOSS) BEFORE TAXES            (35,014)            (18,432)              (54,263)             (2,540)

INCOME TAXES ................................                 --                  --                    --                  --
                                                     -----------         -----------           -----------         -----------
                                   NET (LOSS)        $   (35,014)        $   (18,432)          $   (54,263)        $    (2,540)
                                                     ===========         ===========           ===========         ===========

NET (LOSS) PER COMMON SHARE:
  Basic and diluted .........................                  *                   *           $     (0.01)                  *
                                                     ===========         ===========           ===========         ===========

SHARES USED FOR COMPUTING NET (LOSS)
  PER COMMON SHARE:
    Basic and diluted .......................          7,331,816           7,331,816**           7,331,816           7,331,816**
                                                     ===========         ===========           ===========         ===========

 * Less than $.01 per share
** Restated for 7.33 for 1 share stock split


            See accompanying notes to condensed financial statements

                                 GLOBALBOT CORP.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                              Six Months Ended
                                                                 December 31,
                                                          --------------------------
                                                             2000             1999
                                                          --------------------------
                    NET CASH PROVIDED BY (USED IN)
                              OPERATING ACTIVITIES        $(21,203)        $ (8,032)
                                                          -------------------------
                                                           (21,203)          (8,032)
INVESTING ACTIVITIES
  Equipment purchases ............................          (5,432)              --
                                                          -------------------------
                                NET CASH (USED IN)
                              INVESTING ACTIVITIES          (5,432)              --
                                                          -------------------------

FINANCING ACTIVITIES
  Proceeds from issuance of notes payable ........          26,950           24,060
                              NET CASH PROVIDED BY
                              FINANCING ACTIVITIES        -------------------------
                                                            26,950           24,060
                                                          -------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS ..........             315           16,028
Cash and cash equivalents, beginning .............           7,385            1,535
                                                          -------------------------
Cash and cash equivalents, ending ................        $  7,700         $ 17,563
                                                          =========================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest ...........................        $     --         $     --
                                                          =========================
Cash paid for income taxes .......................        $     --         $     --
                                                          =========================


            See accompanying notes to condensed financial statements

                                 GLOBALBOT CORP.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

                                December 31, 2000

NOTE A:  BASIS OF PRESENTATION

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company's annual financial statements, notes and accounting policies thereto included in the Company's Registration Statement on Form 10-SB as filed with the SEC.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

NOTE B:  RELATED PARTY TRANSACTIONS

In November 2000, the Company converted notes payable to a related party to a convertible 12% debenture. The debenture and accrued interest were due January 31, 2001. At the option of the Holder, the debenture, plus any accrued and unpaid interest, may be converted at any time prior to maturity, into shares of common stock of the company at the rate of one share of common stock for $.01.

During the six months ended December 31, 2000 a related party advanced the Company $22,953 for working capital in exchange for 12 percent notes, payable upon demand.

NOTE C:  SUBSEQUENT EVENT

In February 2001, the holder of the convertible debenture extended the maturity date of the debenture from January 31, 2001 to July 31, 2001.